EXHIBIT 99.1
For Immediate Release

Hasbro Reports Fourth Quarter and Full Year 2023 Financial Results
Issues 2024 Guidance with Improved Profit Growth and Declares Quarterly Dividend

Pawtucket, R.I., February 13, 2024 -- Hasbro, Inc. (NASDAQ: HAS), a leading toy and game company, today reported financial results for the fourth quarter and full year 2023.

“Guided by our strategy of “Fewer, Bigger, Better,” we had important wins across both toys and games while making progress in our transformation during a challenging 2023. Despite the macroeconomic backdrop, we are entering 2024 with a healthier balance sheet, a leaner cost structure, and a diverse portfolio of industry-leading toy and game brands that support our capacity to invest in the business and maintain our commitment to returning cash to shareholders via our category-leading dividend,” said Chris Cocks, Hasbro chief executive officer. “Our refreshed leadership team is bringing innovative new products to our fans. At the same time, we are taking the necessary actions to transform Hasbro and deliver long-term profitable growth starting with driving significant profit growth across our segments in 2024 and building momentum in our innovation pipeline between now and 2025.”

"2023 was a productive year for Hasbro, although not without some challenges." said Gina Goetter, Hasbro chief financial officer. “As we navigated the current environment, we took aggressive steps to optimize our inventory, reset the cost structure, and sharpen our portfolio focus on play with the eOne film and TV divestiture. Taken together, the actions throughout the full year have positioned the company for improved financial performance in 2024 and beyond. We are encouraged by our recent progress and remain laser focused on execution to deliver on our transformation objectives.”

Full Year 2023 Highlights

•Full year Hasbro, Inc. revenue declined 15% with growth in the Wizards of the Coast and Digital Gaming segment (+10%) more than offset by declines in the Consumer Products segment (-19%) and Entertainment segment (-31%).
•Operating loss of $1,539 million includes $1.3 billion of non-cash goodwill and intangible asset impairment charges associated with eOne film and TV, a change in outlook for the balance of our owned and operated production efforts and non-recurring inventory costs.
•Adjusted operating profit of $477 million and adjusted operating margin of 9.5%, including non-recurring inventory costs.
•Reported Net loss of $10.73 per share; adjusted net earnings of $2.51 per diluted share.
•Delivered approximately $220 million of gross savings in 2023 as part of the Operational Excellence program.
•Reduced owned inventory by 51% versus last year, including a 56% decline in Consumer Products inventory.
•Completed sale of eOne Film and TV business to Lionsgate in December 2023.
•Paid $388 million in cash dividends to shareholders for the full year 2023 and reduced debt by $506 million.
•Operating cash flow of $726 million positively impacted by working capital improvements.

Full Year 2023 Segment Details

•Consumer Products Segment
•Revenue decrease of 19% driven by business exits, category trends and inventory management.
•Full year growth in TRANSFORMERS and G.I. JOE; FURBY performed well in launch year.
•Operating margin of -2.2% and adjusted operating margin of -0.7% were driven by lower revenues and actions focused on inventory reduction to reset the business.

•Wizards of the Coast and Digital Gaming Segment
•Revenue increase of 10% driven by increase in Licensed Digital Gaming revenue behind Baldur's Gate III from Larian Studios and Monopoly Go! from Scopely.
•Tabletop revenue increased 1% behind growth in MAGIC: THE GATHERING with a strong performance from the Universes Beyond Lord of the Rings: Tales of Middle-earth sets.
•Operating profit declined 2% and operating profit margin of 36.1% due to higher royalty costs associated with Universes Beyond.

•Entertainment Segment
•Revenue decline of 31% driven by lower Film and TV revenue due to the writers' and actors' strikes; Family Brands revenue grew 6%.
•Operating loss of $1,912 million compared to operating profit of $23 million in 2022. 2023 loss includes $1,846 million (non-cash) of goodwill and intangible asset impairment associated with the eOne Film and TV business and within Family Brands to align with a change in entertainment strategy.
•Adjusted operating loss of $46 million compared to adjusted operating profit of $83 million in 2022 due to the impact of industry strikes on content deliveries.

Fourth Quarter 2023 Highlights

•Q4 revenue declined 23% with growth in the Wizards of the Coast and Digital Gaming segment (+7%) more than offset by declines in the Consumer Products segment (-25%) and Entertainment segment (-49%).
•Operating loss of $1,199 million includes the goodwill and intangible asset impairment charges and non-recurring inventory charges described above; Adjusted operating loss of $50 million.
•Net loss of $7.64 per share; adjusted net earnings of $0.38 per diluted share.
See the financial tables accompanying the press release for a reconciliation of GAAP to non-GAAP financial measures.

2024 Company Outlook1

For the full year, the Company expects:

•Consumer Products Segment revenue down 7% to 12% with 4 points of the decline coming from businesses shifting to an out-license model; Operating margin 4% to 6%.
•Wizards of the Coast Segment revenue down 3% to 5% decline largely driven by second half comp in licensed digital gaming; Operating margin 38% to 40%.
•Pro-Forma Entertainment segment revenue down $15 million; Adjusted operating margin of approximately 60%.
•Total Hasbro, Inc Adjusted EBITDA of $925M to $1B.

•Increased mid-term gross savings target to $750M by year end 2025 from previous target of $350M to $400M.

2024 Capital Allocation priorities:

•Invest in core business.
•Return cash to shareholders through the dividend.
•Continue to pay down debt and progress towards leverage target.

1The Company is not able to reconcile its forward-looking non-GAAP adjusted operating profit margin and adjusted EBITDA measures because the Company cannot predict with certainty the timing and amounts of discrete items such as charges associated with its cost-savings program, which could impact GAAP results.

Dividend Announcement
The Company’s Board of Directors has declared a quarterly cash dividend of $0.70 per common share. The dividend will be payable on May 15, 2024 to shareholders of record at the close of business on May 1, 2024. In 2024, to align with industry best practice, the Company expects future dividend declarations will be made closer to the record date.

Conference Call Webcast
Hasbro will webcast its fourth quarter and full year 2023 earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast and access the accompanying presentation slides, please go to https://investor.hasbro.com. The replay of the call will be available on Hasbro’s website approximately 2 hours following completion of the call.

About Hasbro
Hasbro is a leading toy and game company whose mission is to entertain and connect generations of fans through the wonder of storytelling and exhilaration of play. Hasbro delivers engaging brand experiences for global audiences through toys, consumer products, gaming and entertainment, with a portfolio of iconic brands including MAGIC: THE GATHERING, DUNGEONS & DRAGONS, Hasbro Gaming, NERF, TRANSFORMERS, PLAY-DOH and PEPPA PIG, as well as premier partner brands.

Hasbro is guided by our Purpose to create joy and community for all people around the world, one game, one toy, one story at a time. For more than a decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media, one of the World’s Most Ethical Companies by Ethisphere Institute and one of the 50 Most Community-Minded Companies in the U.S. by the Civic 50. For more information, visit https://corporate.hasbro.com.

© 2024 Hasbro, Inc. All Rights Reserved.

Forward Looking Statement Safe Harbor
Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to our business strategies and plans; expectations relating to products, gaming and entertainment; anticipated cost savings; financial targets; dividend declarations and anticipated financial performance for 2024. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Factors that might cause such a difference include, but are not limited to:
•our ability to successfully execute on our business strategy and transformation initiatives, including to focus on and scale select business initiatives and brands to drive profitability and to achieve anticipated cost savings;
•our ability to successfully compete in the play industry;

•our ability to transform our business and capabilities to address the changing global consumer landscape;
•our ability to design, develop, manufacture, and ship products on a timely, cost-effective and profitable basis;
•the concentration of our customers, potentially increasing the negative impact to our business of difficulties experienced by any of our customers or changes in their purchasing or selling patterns;
•inflation and downturns in global and regional economic conditions impacting one or more of the markets in which we sell products, which can negatively impact our customers and consumers, result in lower employment levels, consumer disposable income, retailer inventories and spending, including lower spending on purchases of our products;
•risks related to economic and public health conditions or regulatory changes in the markets in which we and our customers, partners, licensees, suppliers and manufacturers operate, such as inflation, rising interest rates, higher commodity prices, labor costs or transportation costs, or outbreaks of illness or disease, the occurrence of which could create work slowdowns, delays or shortages in production or shipment of products, increases in costs or delays in revenue;
•our dependence on third party relationships, including with third party partners, manufacturers, distributors, studios, content producers, licensors, and outsourcers, which creates reliance on others and loss of control;
•risks relating to the concentration of manufacturing for many of our products in the People’s Republic of China and our ability to successfully diversify sourcing of our products to reduce reliance on sources of supply in China;
•risks associated with international operations, such as conflict in territories in which we operate, currency conversion, currency fluctuations, the imposition of tariffs, quotas, shipping delays or difficulties, border adjustment taxes or other protectionist measures, and other challenges in the territories in which we operate;
•the success of our key partner brands, including the ability to secure, maintain and extend agreements with our key partners or the risk of delays, increased costs or difficulties associated with any of our or our partners’ planned digital applications or media initiatives;
•risks related to our leadership changes;
•our ability to attract and retain talented and diverse employees, particularly following recent workforce reductions;
•our ability to realize the benefits of cost-savings and efficiency and/or revenue and operating profit enhancing initiatives;
•risks relating to the impairment and/or write-offs of businesses, products and content we acquire and/or produce;
•the risk that acquisitions, dispositions and other investments we complete may not provide us with the benefits we expect, or the realization of such benefits may be significantly delayed. We may not achieve a successful or timely sale or license of non-core assets;
•our ability to protect our assets and intellectual property, including as a result of infringement, theft, misappropriation, cyber-attacks or other acts compromising the integrity of our assets or intellectual property;
•fluctuations in our business due to seasonality;
•the risk of product recalls or product liability suits and costs associated with product safety regulations;
•changes in tax laws or regulations, or the interpretation and application of such laws and regulations, which may cause us to alter tax reserves or make other changes which significantly impact our reported financial results;
•the impact of litigation or arbitration decisions or settlement actions;
•the bankruptcy or other lack of success of one or more of our significant retailers, licensees and other partners; and
•other risks and uncertainties as may be detailed in our public announcements and U.S. Securities and Exchange Commission (“SEC”) filings.

The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this press release.

Non-GAAP Financial Measures
The financial tables accompanying this press release include non-GAAP financial measures as defined under SEC rules, specifically Adjusted operating profit, Adjusted net earnings and Adjusted net earnings per diluted share, which exclude, where applicable, acquisition and related costs, acquired intangible amortization, Operational Excellence and Blueprint 2.0 implementation charges; and certain non-cash asset impairment charges. Also included in this press release are the non-GAAP financial measures of EBITDA and Adjusted EBITDA. EBITDA represents net earnings attributable to Hasbro, Inc. excluding interest expense, income tax expense, net earnings (loss) attributable to noncontrolling interests, depreciation and amortization of intangibles. Adjusted EBITDA also excludes Operational Excellence and Blueprint 2.0 implementation charges, certain non-cash asset impairment charges and the impact of stock compensation (including acquisition-related stock expense). As required by SEC rules, we have provided reconciliations on the attached schedules of these measures to the most directly comparable GAAP measure. Management believes that Adjusted net earnings, Adjusted net earnings per diluted share and Adjusted operating profit provide investors with an understanding of the underlying performance of our business absent unusual events. Management believes that EBITDA and Adjusted EBITDA are appropriate measures for evaluating the operating performance of our business because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

HAS-E

Investors: Kern Kapoor | Hasbro, Inc. | hasbro_investor_relations@hasbro.com
Media: Roberta Thomson | Hasbro, Inc. | bertie.thomson@hasbro.com

# # #
(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (1)
(Unaudited)
(Millions of Dollars)

	December 31, 2023	December 25, 2022
ASSETS
Cash and Cash Equivalents	$545.4	$513.1
Accounts Receivable, Net	1,029.3	1,132.4
Inventories	332.0	676.8
Prepaid Expenses and Other Current Assets	416.9	676.8
Total Current Assets	2,323.6	2,999.1
Property, Plant and Equipment, Net	488.6	422.8
Goodwill	2,279.2	3,470.1
Other Intangible Assets, Net	587.5	814.6
Other Assets	862.0	1,589.3
Total Assets	$6,540.9	$9,295.9

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Short-Term Borrowings	$—	$142.4
Current Portion of Long-Term Debt	500.0	113.2
Accounts Payable and Accrued Liabilities	1,556.4	1,934.1
Total Current Liabilities	2,056.4	2,189.7
Long-Term Debt	2,965.8	3,711.2
Other Liabilities	431.7	533.1
Total Liabilities	5,453.9	6,434.0
Total Shareholders' Equity	1,087.0	2,861.9
Total Liabilities, Noncontrolling Interests and Shareholders' Equity	$6,540.9	$9,295.9

(1) Amounts may not sum due to rounding

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(Unaudited)
(Millions of Dollars and Shares Except Per Share Data)

	Quarter Ended				Year Ended
	December 31, 2023	% Net Revenues	December 25, 2022	% Net Revenues	December 31, 2023	% Net Revenues	December 25, 2022	% Net Revenues
Net Revenues	$1,288.9	100.0%	$1,678.5	100.0%	$5,003.3	100.0%	$5,856.7	100.0%
Costs and Expenses:
Cost of Sales	574.0	44.5%	580.6	34.6%	1,706.0	34.1%	1,911.8	32.6%
Program Cost Amortization	123.6	9.6%	189.8	11.3%	448.9	9.0%	555.5	9.5%
Royalties	132.5	10.3%	157.7	9.4%	428.3	8.6%	493.0	8.4%
Product Development	74.5	5.8%	76.7	4.6%	306.9	6.1%	307.9	5.3%
Advertising	108.6	8.4%	110.3	6.6%	358.4	7.2%	387.3	6.6%
Amortization of Intangibles	17.9	1.4%	24.1	1.4%	83.0	1.7%	105.3	1.8%
Selling, Distribution and Administration	430.4	33.4%	666.0	39.7%	1,480.4	29.6%	1,666.1	28.4%
Impairment of Goodwill	960.0	74.5%	—	0.0%	1,191.2	23.8%	—	0.0%
Loss on Disposal of Business	66.0	5.1%	(1.0)	-0.1%	539.0	10.8%	22.1	0.4%
Operating Profit (Loss)	(1,198.6)	-93.0%	(125.7)	-7.5%	(1,538.8)	-30.8%	407.7	7.0%
Interest Expense	46.3	3.6%	45.8	2.7%	186.3	3.7%	171.0	2.9%
Other Expense (Income), Net	0.3	0.0%	(7.3)	-0.4%	(16.0)	-0.3%	(24.8)	-0.4%
Earnings (Loss) before Income Taxes	(1,245.2)	-96.6%	(164.2)	-9.8%	(1,709.1)	-34.2%	261.5	4.5%
Income Tax Expense (Benefit)	(184.4)	-14.3%	(35.6)	-2.1%	(221.3)	-4.4%	58.5	1.0%
Net Earnings (Loss)	(1,060.8)	-82.3%	(128.6)	-7.7%	(1,487.8)	-29.7%	203.0	3.5%
Net Earnings (Loss) Attributable to Noncontrolling Interests	0.3	0.0%	0.3	0.0%	1.5	0.0%	(0.5)	0.0%
Net Earnings (Loss) Attributable to Hasbro, Inc.	$(1,061.1)	-82.3%	$(128.9)	-7.7%	$(1,489.3)	-29.8%	$203.5	3.5%

Per Common Share
Net Earnings (Loss)
Basic	$(7.64)		$(0.93)		$(10.73)		$1.47
Diluted	$(7.64)		$(0.93)		$(10.73)		$1.46

Cash Dividends Declared	$0.70		$0.70		$2.80		$2.80

Weighted Average Number of Shares
Basic	138.9		138.3		138.8		138.7
Diluted	139.1		138.5		139.0		138.9
(1) Amounts may not sum due to rounding

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
(Unaudited)
(Millions of Dollars)

	Year Ended
	December 31, 2023	December 25, 2022
Cash Flows from Operating Activities:
Net Earnings (Loss)	$(1,487.8)	$203.0
Impairment of Goodwill	1,191.2	—
Loss on Disposal of Business	539.0	22.1
Other Non-Cash Adjustments	689.6	1,070.8
Changes in Operating Assets and Liabilities	(206.4)	(923.0)
Net Cash Provided by Operating Activities	725.6	372.9

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(209.3)	(174.2)
Investments and Acquisitions	—	(146.3)
Proceeds from Sale of Business, Net of Cash	329.6	—
Other	(2.7)	7.5
Net Cash Provided (Utilized) by Investing Activities	117.6	(313.0)

Cash Flows from Financing Activities:
Proceeds from Long-Term Debt	2.6	3.8
Repayments of Long-Term Debt	(359.6)	(206.0)
Net (Repayments of) Proceeds from Short-Term Borrowings	(41.6)	141.7
Purchases of Common Stock	—	(125.0)
Stock-Based Compensation Transactions	—	74.2
Dividends Paid	(388.0)	(385.3)
Payments Related to Tax Withholding for Share-Based Compensation	(16.8)	(24.0)
Other	(14.7)	(32.7)
Net Cash Utilized by Financing Activities	(818.1)	(553.3)

Effect of Exchange Rate Changes on Cash	7.2	(12.7)

Net Increase (Decrease) in Cash and Cash Equivalents	32.3	(506.1)

Cash and Cash Equivalents at Beginning of Year	513.1	1,019.2

Cash and Cash Equivalents at End of Year	$545.4	$513.1

(1) Amounts may not sum due to rounding

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
SEGMENT RESULTS - AS REPORTED AND AS ADJUSTED (9)
(Unaudited)
(Millions of Dollars)

Operating Results
	Quarter Ended December 31, 2023			Quarter Ended December 25, 2022
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues (1)	$1,288.9	$—	$1,288.9	$1,678.5	$—	$1,678.5	-23%
Operating Profit (Loss)	(1,198.6)	1,148.5	(50.1)	(125.7)	394.9	269.2	>-100%
Operating Margin	-93.0%	89.1%	-3.9%	-7.5%	23.5%	16.0%

Segment Results
Consumer Products:
External Net Revenues (2)	$753.9	$—	$753.9	$1,004.7	$—	$1,004.7	-25%
Operating Profit (Loss)	(126.2)	11.0	(115.2)	78.4	23.7	102.1	>-100%
Operating Margin	-16.7%	1.5%	-15.3%	7.8%	2.4%	10.2%

Wizards of the Coast and Digital Gaming:
External Net Revenues (3)	$363.2	$—	$363.2	$339.0	$—	$339.0	7%
Operating Profit	103.2	—	103.2	104.1	—	104.1	-1%
Operating Margin	28.4%	—	28.4%	30.7%	—	30.7%

Entertainment:
External Net Revenues (4)	$171.8	$—	$171.8	$334.8	$—	$334.8	-49%
Operating Profit (Loss)	(1,110.1)	1,079.3	(30.8)	25.1	7.6	32.7	>-100%
Operating Margin	>-100%	>100%	-17.9%	7.5%	2.3%	9.8%

Corporate and Other:
Operating Profit (Loss)	$(65.5)	$58.2	$(7.3)	$(333.3)	$363.6	$30.3	>-100%

(1) Effective in the first quarter of 2023, the Company realigned our brand portfolios to correspond with the Blueprint 2.0 strategy. Net Revenues by Brand Portfolio below have been restated to present the realigned structure.

	Net Revenues
	Quarter Ended
	December 31, 2023	December 25, 2022	% Change
Net Revenues by Brand Portfolio
Franchise Brands (a)	$843.7	$934.6	-10%
Partner Brands	154.0	276.2	-44%
Portfolio Brands	151.9	167.8	-9%
Non-Hasbro Branded Film & TV	139.3	299.9	-54%
Total	$1,288.9	$1,678.5

(a) Franchise Brands include: DUNGEONS & DRAGONS, Hasbro Gaming, MAGIC: THE GATHERING, NERF, PEPPA PIG, PLAY-DOH and TRANSFORMERS.

	Net Revenues
	Quarter Ended
	December 31, 2023	December 25, 2022	% Change
MAGIC: THE GATHERING	$258.3	$263.2	-2%
Hasbro Total Gaming (b)	568.7	581.8	-2%

(b) Hasbro Total Gaming includes all gaming revenue, most notably DUNGEONS & DRAGONS, MAGIC: THE GATHERING and Hasbro Gaming.

	Net Revenues
	Quarter Ended
	December 31, 2023	December 25, 2022	% Change
(2) Consumer Products Segment Net Revenues by Major Geographic Region
North America	$414.4	$533.0	-22%
Europe	197.3	289.1	-32%
Asia Pacific	64.8	91.8	-29%
Latin America	77.4	90.8	-15%
Total	$753.9	$1,004.7

	Net Revenues
	Quarter Ended
	December 31, 2023	December 25, 2022	% Change
(3) Wizards of the Coast and Digital Gaming Net Revenues by Category
Tabletop Gaming	$265.6	$266.7	0%
Digital and Licensed Gaming	97.6	72.3	35%
Total	$363.2	$339.0

	Net Revenues
	Quarter Ended
	December 31, 2023	December 25, 2022	% Change
(4) Entertainment Segment Net Revenues by Category
Film and TV	$151.7	$310.6	-51%
Family Brands	20.1	19.8	2%
Music and Other	—	4.4	-100%
Total	$171.8	$334.8

Operating Results
	Year Ended December 31, 2023			Year Ended December 25, 2022
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues (5)	$5,003.3	$—	$5,003.3	$5,856.7	$—	$5,856.7	-15%
Operating Profit (Loss)	(1,538.8)	2,015.3	476.5	407.7	514.8	922.5	-48%
Operating Margin	-30.8%	40.3%	9.5%	7.0%	8.8%	15.8%

Segment Results
Consumer Products:
External Net Revenues (6)	$2,886.4	$—	$2,886.4	$3,572.5	$—	$3,572.5	-19%
Operating Profit (Loss)	(64.7)	43.3	(21.4)	217.3	52.6	269.9	>-100%
Operating Margin	(2.2)%	1.5%	(0.7)%	6.1%	1.5%	7.6%

Wizards of the Coast and Digital Gaming:
External Net Revenues (7)	$1,457.6	$—	$1,457.6	$1,325.1	$—	$1,325.1	10%
Operating Profit	525.7	—	525.7	538.3	—	538.3	-2%
Operating Margin	36.1%	—	36.1%	40.6%	—	40.6%

Entertainment:
External Net Revenues (8)	$659.3	$—	$659.3	$959.1	$—	$959.1	-31%
Operating Profit (Loss)	(1,911.5)	1,865.5	(46.0)	22.7	59.9	82.6	>-100%
Operating Margin	>-100%	>100%	-7.0%	2.4%	6.2%	8.6%

Corporate and Other:
Operating Profit (Loss)	$(88.3)	$106.5	$18.2	$(370.6)	$402.3	$31.7	-43%

(5) Effective in the first quarter of 2023, the Company realigned our brand portfolios to correspond with the Blueprint 2.0 strategy. Net Revenues by Brand Portfolio below have been restated to present the realigned structure.

	Net Revenues
	Year Ended
	December 31, 2023	December 25, 2022	% Change
Net Revenues by Brand Portfolio
Franchise Brands (a)	$3,256.5	$3,350.8	-3%
Partner Brands	687.8	1,052.0	-35%
Portfolio Brands	521.3	625.2	-17%
Non-Hasbro Branded Film & TV	537.7	828.7	-35%
Total	$5,003.3	$5,856.7

(a) Franchise Brands include: DUNGEONS & DRAGONS, Hasbro Gaming, MAGIC: THE GATHERING, NERF, PEPPA PIG, PLAY-DOH and TRANSFORMERS

	Net Revenues
	Year Ended
	December 31, 2023	December 25, 2022	% Change
MAGIC: THE GATHERING	$1,085.8	$1,065.2	2%
Hasbro Total Gaming (b)	2,074.4	1,997.5	4%

(b) Hasbro Total Gaming includes all gaming revenue, most notably DUNGEONS & DRAGONS, MAGIC: THE GATHERING and Hasbro Gaming.

	Net Revenues
	Year Ended
	December 31, 2023	December 25, 2022	% Change
(6) Consumer Products Segment Net Revenues by Major Geographic Region
North America	$1,649.1	$2,064.8	-20%
Europe	669.5	899.5	-26%
Asia Pacific	256.3	293.4	-13%
Latin America	311.5	314.8	-1%
Total	$2,886.4	$3,572.5

	Net Revenues
	Year Ended
	December 31, 2023	December 25, 2022	% Change
(7) Wizards of the Coast and Digital Gaming Net Revenues by Category
Tabletop Gaming	$1,072.5	$1,067.0	1%
Digital and Licensed Gaming	385.1	258.1	49%
Total	$1,457.6	$1,325.1

	Net Revenues
	Year Ended
	December 31, 2023	December 25, 2022	% Change
(8) Entertainment Segment Net Revenues by Category
Film and TV	$575.5	$837.6	-31%
Family Brands	83.8	79.4	6%
Music and Other	—	42.1	-100%
Total	$659.3	$959.1

(9) Amounts within this section may not sum due to rounding

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)

Reconciliation of EBITDA and Adjusted EBITDA (1)
	Quarter Ended		Year Ended
	December 31, 2023	December 25, 2022	December 31, 2023	December 25, 2022
Net Earnings (Loss) Attributable to Hasbro, Inc.	$(1,061.1)	$(128.9)	$(1,489.3)	$203.5
Interest Expense	46.3	45.8	186.3	171.0
Income Tax Expense (Benefit)	(184.4)	(35.6)	(221.3)	58.5
Net Earnings (Loss) Attributable to Noncontrolling Interests	0.3	0.3	1.5	(0.5)
Depreciation	39.8	32.9	127.8	127.3
Amortization of Intangibles	17.9	24.1	83.0	105.3
EBITDA	$(1,141.2)	$(61.4)	$(1,312.0)	$665.1
Non-GAAP Adjustments and Stock Compensation (2)	1,151.8	388.6	2,021.4	508.0
Adjusted EBITDA	$10.6	$327.2	$709.4	$1,173.1

(2) Non-GAAP Adjustments and Stock Compensation are comprised of the following:
Stock compensation	$16.5	$15.1	$70.6	$79.2
Operational Excellence charges	40.1	77.9	69.5	106.4
Blueprint 2.0 implementation charges	84.2	295.6	574.1	322.4
Impairment of goodwill and intangible Assets	1,011.0	—	1,307.2	—
Total	$1,151.8	$388.6	$2,021.4	$508.0

(1) Amounts may not sum due to rounding

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)
Reconciliation of Adjusted Operating Profit (1)
	Quarter Ended		Year Ended
	December 31, 2023	December 25, 2022	December 31, 2023	December 25, 2022

Operating Profit (Loss)	$(1,198.6)	$(125.7)	$(1,538.8)	$407.7
Consumer Products	(126.2)	78.4	(64.7)	217.3
Wizards of the Coast and Digital Gaming	103.2	104.1	525.7	538.3
Entertainment	(1,110.1)	25.1	(1,911.5)	22.7
Corporate and Other	(65.5)	(333.3)	(88.3)	(370.6)

Non-GAAP Adjustments (2)	$1,148.5	$394.9	$2,015.3	$514.8
Consumer Products	11.0	23.7	43.3	52.6
Entertainment	1,079.3	7.6	1,865.5	59.9
Corporate and Other	58.2	363.6	106.5	402.3

Adjusted Operating Profit (Loss)	$(50.1)	$269.2	$476.5	$922.5
Consumer Products	(115.2)	102.1	(21.4)	269.9
Wizards of the Coast and Digital Gaming	103.2	104.1	525.7	538.3
Entertainment	(30.8)	32.7	(46.0)	82.6
Corporate and Other	(7.3)	30.3	18.2	31.7

(2) Non-GAAP Adjustments include the following:
Acquisition-related costs (i)	$—	$4.5	$1.9	$14.6
Acquired intangible amortization (ii)	13.2	16.9	62.6	71.4
Operational Excellence charges (iii)
Transformation office and consultant fees (a)	5.9	5.1	35.3	12.3
Severance and other employee charges (b)	34.2	72.8	34.2	94.1
Blueprint 2.0 implementation charges (iv)
eOne TV and Film business sale process charges (a)	18.2	—	35.1	—
Loss on disposal of business (b)	66.0	(1.0)	539.0	22.1
Impairment and other asset charges (c)	—	296.6	—	300.3
Impairment of goodwill and intangible assets (v)	1,011.0	—	1,307.2	—
Total	$1,148.5	$394.9	$2,015.3	$514.8
(i) In association with the Company's acquisition of eOne, the Company incurred stock compensation expenses of $1.9 ($1.7 after-tax) for the year ended December 31, 2023, and $4.5 ($4.0 after-tax) and $14.6 ($12.9 after-tax), respectively, in the quarter and year ended December 25, 2022. The expense is included within Selling, Distribution and Administration.
(ii) Represents intangible amortization costs related to the intangible assets acquired in the eOne acquisition. The Company has allocated certain of these intangible amortization costs between the Consumer Products and Entertainment segments, to match the revenue generated from such intangible assets. While amortization of acquired intangibles is being excluded from the related GAAP financial measure, the revenue of the acquired company is reflected within the Company's operating results to which these assets contribute.
(iii) These costs relate to the comprehensive review of the Company's operations and development of a transformation plan to support the organization in identifying, realizing and capturing savings to create efficiencies and improve business processes and operations. These charges consists of:
(a) Program related consultant and transformation office fees of $5.9 ($4.5 after tax) and $35.3 ($27.0 after-tax) for the quarter and year ended December 31, 2023 and $5.1 ($4.3 after-tax) and $12.3 ($9.4 after-tax) in the quarter and year ended December 25, 2022, respectively, are included within Selling, Distribution and Administration within the Corporate and Other segment.
(b) Severance and other employee charges of $34.2 ($28.6 after-tax) in the quarter and year ended December 31, 2023 and $72.8 ($60.8 after-tax) and $94.1 ($79.8 after-tax) for the quarter and year ended December 25, 2022, respectively, associated with cost-savings initiatives across the Company.
(iv) The Company announced the results of its strategic review, Blueprint 2.0, a consumer-centric approach focusing on fewer, bigger brands, expanded licensing, branded entertainment, and high-margin growth in games, digital and direct. As the Company implements the new strategy, charges recognized are $84.1 ($71.7 after tax) and $574.1 ($453.7 after tax) for the quarter and year ended December 31, 2023 and $295.6 ($228.2 after-tax) and $322.4 ($253.0 after tax), for the quarter and year ended December 25,2022, respectively, consisting of:
(a) eOne TV and Film business sale process charges of $18.2 ($21.0 after tax) and $35.1 ($34.0 after-tax) for the quarter and year ended December 31, 2023, respectively, as a result of the sale process for the part of its eOne TV and film business not directly supporting the Company's Branded Entertainment Strategy. These charges are included in Selling, Distribution and Administration.
(b) Loss on disposal of a business of $66.0 ($50.7 after-tax) and $539.0 ($419.7 after-tax) for the quarter and year ended December 31, 2023 related to the sale of the eOne Film and TV business not directly supporting the Company's Entertainment Strategy within the Entertainment segment, which was executed on December 27, 2023. Loss on disposal of non-core businesses for the year ended December 25, 2022 of $22.1 ($21.1 after-tax) related to the exit of non-core businesses within the Entertainment segment. In the quarter ended December 25, 2022, the Company completed the sale process, which resulted in a reduction of the loss of $1.0 ($0.1 after-tax). The year to date charge is comprised of a goodwill impairment loss of $11.8 and asset impairments of $10.3 (included within Loss on Disposal of Business)
(c) Assets impairments and charges of $296.6 ($228.4 after-tax) and $300.3 ($232.0 after-tax) for the quarter and year ended December 25, 2022, respectively, related to charges incurred as a result of the Company's focused investment strategy on fewer, bigger brands. In the fourth quarter of 2022, the Company incurred a $281.3 impairment within the Corporate and Other segment, of which, $281.0 related to a partial impairment of the Company's definite-lived intangible, Power Rangers, in Selling, Distribution and Administration; and incurred incremental asset charges related to product cancellations, consisting of inventory and asset write offs of $14.9 in Cost of Sales within the Consumer Products segment. Within the Entertainment segment, the company incurred strategy related asset impairments of certain discontinued projects of $0.4 and $4.1 within Program Cost Amortization for the quarter and year ended December 25, 2022, respectively.
(v) Non-cash Goodwill and Asset impairment charges of $1,011.0 ($998.3 after-tax) and $1,307.2 ($1,278.2 after-tax) for the quarter and year ended December 31, 2023, respectively, consisting of: $296.2 ($279.9 after tax) incurred within the Entertainment segment, of which $231.2 related to the goodwill impairment of Film & TV due to the expected economic impact of industry factors and $65.0 related to an impairment of the Company's definite-lived intangible, eOne Trademark, which are included in Impairment of Goodwill and Selling, Distribution and Administration, respectively. In the quarter, $51.0 ($38.3 after tax) was incurred related to the impairment of the Company's definite-lived intangible, PJ Masks due to challenging retail conditions and competitive market conditions leading to a reduction in brand profitability. The goodwill impairment of Family Brands of $960.0 ($960.0 after-tax) reflects reduced long-term forecast due to lower profitability of PJ Masks, and a change in outlook for our owned and operated production efforts that shifted the Entertainment strategy to an asset lite and partner led model. These charges are included in Impairment of Goodwill within the Entertainment segment.
(1) Amounts may not sum due to rounding

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars and Shares, Except Per Share Data)

Reconciliation of Net Earnings and Earnings per Share (1)
	Quarter Ended
(all adjustments reported after-tax)	December 31, 2023	Diluted Per Share Amount	December 25, 2022	Diluted Per Share Amount
Net Earnings (Loss) Attributable to Hasbro, Inc.	$(1,061.1)	$(7.64)	$(128.9)	$(0.93)
Acquisition-related costs	—	—	4.0	0.03
Acquired intangible amortization	10.2	0.07	13.9	0.10
Operational Excellence charges	33.2	0.24	64.6	0.47
Blueprint 2.0 implementation charges	71.7	0.52	228.3	1.65
Impairment of goodwill and intangible Assets	998.3	7.18	—	—
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$52.3	$0.38	$181.9	$1.31

	Year Ended
(all adjustments reported after-tax)	December 31, 2023	Diluted Per Share Amount	December 25, 2022	Diluted Per Share Amount
Net Earnings (Loss) Attributable to Hasbro, Inc.	$(1,489.3)	$(10.73)	$203.5	$1.46
Acquisition-related costs	1.7	0.01	12.9	0.09
Acquired intangible amortization	48.8	0.35	59.4	0.43
Operational Excellence charges	55.7	0.40	89.2	0.64
Blueprint 2.0 implementation charges	453.7	3.26	253.1	1.82
Impairment of goodwill and intangible assets	1,278.2	9.20	—	—
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$348.8	$2.51	$618.1	$4.45

(1) Amounts may not sum due to rounding